Exhibit 8.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 SOUTH GRAND AVENUE	FIRM/AFFILIATE
LOS ANGELES, CALIFORNIA 90071-3144	OFFICES

BOSTON
CHICAGO
TEL: (213) 687-5000	HOUSTON
FAX: (213) 687-5600	NEW YORK
www.skadden.com	PALO ALTO
SAN FRANCISCO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO

March 11, 2014

Vipshop Holdings Limited

No. 20 Huahai Street, Fang Village,

Liwan District, Guangzhou, Guangdong 510370

The People’s Republic of China

Re:                                   Public Offering of American Depositary Shares Representing Ordinary Shares of Vipshop Holdings Limited (the “Company”)

Ladies and Gentlemen:

We acted as counsel to Vipshop Holdings Limited, a Cayman Islands exempted company (the “Company”) in connection with the sale by certain selling shareholders of American Depositary Shares (“ADSs”), each of which represents two ordinary shares, par value $0.0001 per share, of the Company pursuant to the Registration Statement on Form F-3  filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2014 and the preliminary prospectus supplement relating to the ADSs filed with the Commission on the date hereof (such Registration Statement on Form F-3 and the preliminary prospectus supplement being referred to herein as the “Registration Statement”).  All terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

This opinion is being furnished to you pursuant to Exhibit 8.2 of the Exhibit Index of the Registration Statement.

In preparing our opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for our opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.  We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation—United States Federal Income Taxation” does not purport to summarize all possible United States federal income tax considerations of the purchase, ownership and disposition of the ADSs, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the ADSs that are anticipated to be material to U.S. Holders.

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our firm name in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 SOUTH GRAND AVENUE	FIRM/AFFILIATE
LOS ANGELES, CALIFORNIA 90071-3144	OFFICES

BOSTON
CHICAGO
TEL: (213) 687-5000	HOUSTON
FAX: (213) 687-5600	NEW YORK
www.skadden.com	PALO ALTO
SAN FRANCISCO
WASHINGTON, D.C.
WILMINGTON

BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
MOSCOW
MUNICH
PARIS
SÃO PAULO
SHANGHAI
SINGAPORE
SYDNEY
TOKYO
TORONTO

Vipshop Holdings Limited

No. 20 Huahai Street, Fang Village,

Liwan District, Guangzhou, Guangdong 510370

The People’s Republic of China

Re:                                   Public Offering of  Convertible Senior Notes due 2019 of Vipshop Holdings Limited (the “Company”)

Ladies and Gentlemen:

We acted as counsel to Vipshop Holdings Limited, a Cayman Islands exempted company (the “Company”) in connection with the sale by the Company of Convertible Senior Notes due 2019 (the “Notes”), pursuant to the Registration Statement on Form F-3 filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2014, and the preliminary prospectus supplement relating to the Notes filed with the Commission on the date hereof (such Registration Statement on Form F-3 and the preliminary prospectus supplement being referred herein as the “Registration Statement”). The Notes will be convertible into restricted American Depositary Shares of the Company, each representing two ordinary shares of the Company, par value of US$0.0001 per share, in accordance with, and subject to, their terms and the terms of the indenture, including any supplemental indentures thereto (the “Indenture”), to be entered into between the Company and Deutsche Bank Trust Company Americas, as Trustee. All terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

This opinion is being furnished to you pursuant to Exhibit 8.2 of the Exhibit Index of the Registration Statement.

In preparing our opinion set forth below, we have examined and reviewed originals or copies, certified or otherwise identified to our satisfaction, of:

(a)           the Registration Statement;

(b)           the form of indenture filed as exhibit 4.4 to the Registration Statement; and

(c)                                  such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for our opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents.  We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.

In rendering our opinion, we have relied upon statements and representations of officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations and warranties set forth in the documents referred to above. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or different interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation—United States Federal Income Taxation” does not purport to summarize all possible United States federal income tax considerations of an investment in the Notes, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of an investment in the Notes that are anticipated to be material to U.S. Holders.

2

Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our firm name in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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